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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): JUNE 2, 1999



                             PRICE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)




            MARYLAND                         0-20449                          33-0628740
  (State or Other Jurisdiction      (Commission File Number)     (I.R.S. Employer Identification No.)
       of Incorporation)
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    4649 MORENA BLVD., SAN DIEGO, CALIFORNIA                    92117
    (Address of Principal Executive Offices)                  (Zip Code)



       Registrant's telephone number, including area code: (619) 581-4600


                                      None
         (Former name or former address, if changed since last report.)



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        This Current Report on Form 8-K is filed by Price Enterprises, Inc., a
Maryland corporation (the "Company"), in connection with the matters described herein.

ITEM 5. OTHER EVENTS.

        On June 2, 1999, the Company entered into an agreement with Excel Legacy
Corporation, a Delaware corporation ("Excel Legacy"), pursuant to which Excel
Legacy has agreed, subject to certain conditions including regulatory clearances, to make an exchange offer at $8.50 per share for any and all shares of Company Common Stock (the "Company Agreement"). The exchange offer will consist of per share consideration for Company Common Stock of $4.25 in cash, at least $2.75 in principal amount of newly issued 9% Convertible Subordinated
Debentures due 2004 of Excel Legacy (convertible at any time into Excel Legacy
Common Stock at $5.50 per share) ("Debentures"), and $1.50 in whatever combination Excel Legacy elects of cash, Debentures or newly issued 10% Senior
Notes due 2004 of Excel Legacy. The exchange offer will be made only pursuant to a prospectus. Excel Legacy has the right prior to commencing the exchange offer to elect to offer $8.50 per share in cash for any and all shares of Company
Common Stock.

        The Company Agreement was entered into pursuant to a previously announced agreement dated May 12, 1999 (the "Stockholders Agreement") among
Excel Legacy, Sol Price, as trustee of certain trusts, and certain other stockholders of the Company (collectively, the "Selling Stockholders"). Pursuant to the Stockholders Agreement, on May 21, 1999, the Selling Stockholders deposited 4,469,382 shares of Company Common Stock into escrow and Excel Legacy deposited $1,000,000 in cash into escrow. Following the execution of the Company
Agreement, the Selling Stockholders will deposit additional shares of Company
Common Stock into escrow such that the aggregate number of shares held in escrow will represent more than 51% of the Company's voting power. In addition, Excel
Legacy has deposited additional cash into escrow such that the total amount of cash held in escrow equals $7,500,000. The Company Common Stock held in escrow will be tendered in Excel Legacy's exchange offer, and the cash held in escrow will be released to fund part of the cash consideration in the exchange offer.
Excel Legacy has informed the Company that it intends to promptly file a registration statement on Form S-4 relating to the exchange offer.

        Following the consummation of the exchange offer, Excel Legacy has agreed that the holders of Company Preferred Stock will be entitled to elect a majority of the Company's Board of Directors and to have one designee on Excel
Legacy's Board of Directors, until such time as (a) less than 2,000,000 shares of Company Preferred Stock remain outstanding, or (b) Excel Legacy makes a tender offer to acquire any and all outstanding shares of Company Preferred
Stock at a cash price of $16.00 per share (and purchases all shares duly tendered and not withdrawn), or in certain other circumstances. The Company
Agreement also provides that no dividend on the Company Common Stock may be paid from the Company to Excel Legacy until all of the Company's obligations for interest expense on debt and preferred dividends are paid and a $7,500,000 reserve is in place on an annual basis. The Company and Excel Legacy have agreed that the $7,500,000 reserve may be used for the improvement and/or acquisition of properties, the buy-back of Company Preferred Stock or the reduction of Company debt. Excel Legacy has also agreed with the Company to take all actions necessary to maintain the Company's status as a real estate investment trust so long as any shares of Company Preferred Stock remain outstanding.

        The foregoing description of the Company Agreement and the Stockholders
Agreement is qualified in its entirety by reference to the Company Agreement, a copy of which is filed as an exhibit hereto and is incorporated by reference herein, and the Stockholders Agreement, a copy of which was



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filed as an exhibit to Excel Legacy's Current Report on Form 8-K filed with the
Securities and Exchange Commission on May 14, 1999 (File No. 0-23503) and is incorporated by reference herein.

        On June 2, 1999, the Company and Excel Legacy jointly issued a press release announcing the foregoing matters. A copy of the press release is filed as an exhibit hereto and is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits. The following exhibits are filed as part of this report:

               10.1   Agreement, dated June 2, 1999, by and between Excel Legacy
                      Corporation and Price Enterprises, Inc.

               10.2   Agreement, dated May 12, 1999, by and among Excel Legacy
                      Corporation and certain stockholders of Price Enterprises, Inc. listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K of Excel Legacy Corporation filed with the Securities and Exchange Commission on May 14, 1999 (File No. 0-23503)).

               99.1   Press release, dated June 2, 1999, issued by Excel Legacy
                      Corporation and Price Enterprises, Inc.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


        Date:  June 4, 1999                 Price Enterprises, Inc.


                                            By: /s/  Jack McGrory
                                               ---------------------------------
                                                Jack McGrory
                                                President and Chief Executive
                                                Officer



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                                  EXHIBIT INDEX

    Exhibit
    Number     Description
    ------     -----------
    10.1       Agreement, dated June 2, 1999, by and between Excel Legacy
               Corporation and Price Enterprises, Inc.

    10.2       Agreement, dated May 12, 1999, by and among Excel Legacy
               Corporation and certain stockholders of Price Enterprises, Inc. listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K of
               Excel Legacy Corporation filed with the Securities and Exchange Commission on May 14, 1999 (File No. 0-23503)).

    99.1       Press release, dated June 2, 1999, issued by Excel Legacy
               Corporation and Price Enterprises, Inc.
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